Exhibit 99.2

Kimball International to Acquire Poppin, Inc., Fast Growing Digitally Enabled Commercial Furniture Company

—Creates One of the Leading Omnichannel Commercial Furnishings Design Powerhouses—

•Accelerates Kimball International’s eBusiness Strategy Through the Addition of a Digitally Native Brand
•Expands the Company’s Addressable Market
•Establishes Both Corporate-Sponsored and Direct to Consumer Work-From-Home Programs
•Brings New Categories and New Products to Kimball International’s Verticals and Channels

JASPER, IN (November 4, 2020) - Kimball International, Inc. (NASDAQ: KBAL) announced today that it has entered into a definitive agreement to acquire Poppin, Inc., a tech-enabled, market-leading B2B commercial furniture design company. The purchase price is $110 million in initial cash consideration plus additional contingent payments based on revenue and profitability milestones achieved through June 30, 2024, with potential total cash consideration equal to $180 million if all milestones are achieved.

Headquartered in New York City, Poppin designs fresh and clever commercial-grade furniture that is made to mix, match and scale in today’s modern office and work-from-home environments. Poppin has combined its digitally native platform, with a 17-person salesforce and network of five showrooms to rapidly become one of the industry’s leading disruptors primarily serving small to medium corporations and the direct to consumer market.

Poppin achieved a 40% annual compound growth rate in revenue between 2014 and 2019; however, the impact of COVID-19 has caused revenue to decline in 2020. For the first nine months of 2020 ended September 30, Poppin had sales of $44 million and achieved a gross margin of 36%. Similar to other fast-growing industry disruptors, Poppin has a history of aggressive investment in channel development resulting in negative EBITDA of $5 million for the nine-month period.

Kristie Juster, CEO of Kimball International commented, “The addition of Poppin to the Kimball International family provides us with a meaningful growth engine that aligns with our recently-launched 2.0 Connect Strategy and with our longer term vision to create a leading omnichannel commercial furnishings design powerhouse supported by a robust manufacturing and sourcing infrastructure. The acquisition greatly accelerates the development of our eBusiness platform, and we have identified multiple levers to drive significant revenue synergies. Our Stage One priorities include:
•Scale Poppin’s playbook into secondary markets, where Kimball International has long-standing relationships
•Accelerate work from home and corporate partnerships for Poppin and our Etc. brand
•Launch Poppin privacy pods into Kimball International’s dealer network
•Develop a complementary Poppin Pro Dealer Program

“Additional growth opportunities that we will pursue include expanding Poppin’s vertical expertise and product line in the Health and Hospitality verticals, leveraging Poppin’s industrial design capabilities, and launching new, innovative products together that address the needs of the re-imagined workplace in both office and work from home.

“By combining Kimball International’s deep industry and operational expertise with Poppin’s scaled, high growth, digitally native and direct platform, we will be uniquely positioned in the evolving commercial furnishings marketplace. Importantly, Poppin is an excellent cultural fit, bringing a team of highly engaged entrepreneurs with top-notch industrial design and marketing capabilities, whose collaborative approach complements the collegial environment we have at Kimball International.

“Kimball International will retain its strong balance sheet post-acquisition, with Net Debt to EBITDA of approximately 0.5x after closing. This modest leverage combined with our continued profitability will enable us to continue to invest in our business, while maintaining our current capital allocation priorities of dividend payments and share repurchases, which we are re-instating in the second quarter fiscal year 2021,” Ms. Juster noted.

Randy Nicolau, Chief Executive Officer and Co-Founder, of Poppin commented, “This partnership with Kimball International is an important step toward accelerating our growth and enabling us to further our position as a one-stop solution for inspiring workplaces with well-designed fast and flexible commercial-grade furnishings. Kimball International shares our view of the future of work, which we see as comprised of traditional office environments, satellite offices and work-from-home. We look forward to working together to create uplifting environments that can be accessed through a broad range of channels.”

Poppin will operate as a separate business unit within Kimball International and will continue to be led by Mr. Nicolau and its leadership team.

The acquisition is scheduled to close during the quarter ending December 31, 2020, subject to customary closing conditions.

JPMorgan served as the financial advisor to Kimball International and Schiff Hardin, LLP served as Kimball International’s legal counsel on this transaction. Cooley, LLP served as legal counsel to Poppin.

Forward-Looking Statements

This document may contain certain forward-looking statements about Kimball International, Inc. (the “Company”) and Poppin, Inc (“Poppin”), such as discussions of Company’s and Poppin’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s or Poppin’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the proposed transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transaction due to the failure to obtain any required stockholder approval; the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the effect of the announcement of the transaction, including on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that any projections or guidance by the Company or Poppin, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company or Poppin of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials and components; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2020 and other filings with the Securities and Exchange Commission.

About Kimball International, Inc.

For 70 years, Kimball International has created design driven furnishings that have helped our customers shape spaces into places, bringing possibility to life by enabling collaboration, discovery, wellness and relaxation. We go to market through our family of brands: Kimball, National, Interwoven, Etc, Kimball Hospitality, and D’style by Kimball Hospitality. Our values and high integrity are demonstrated daily by living our Purpose and Guiding Principles that establish us as an employer of choice. We build success by growing long-term relationships with customers, employees, suppliers, shareholders and the communities in which we operate. In fiscal year 2020, the company generated $728 million in revenue and employed over 2,800 people. To learn more about Kimball International, Inc. (NASDAQ: KBAL), visit www.kimballinternational.com.

Investor Contacts: Lynn Morgen lynn.morgen@advisiry.com Eric Prouty eric.prouty@advisiry.com
Kimball International 1600 Royal Street Jasper, IN 47546 Telephone 812.482.1600